QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP

        We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of our report dated November 28, 2003 with respect to the consolidated financial statements of H.O.T. Networks GmbH and subsidiaries included in the Annual Report (Amendment No. 1 Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission:

COMMISSION FILE NO.

Form S-8, No. 033-53909
Form S-8, No. 333-03717
Form S-8, No. 333-18763
Form S-8, No. 333-34146
Form S-8, No. 333-37284
Form S-8, No. 333-37286
Form S-8, No. 333-48863
Form S-8, No. 333-48869
Form S-8, No. 333-57667
Form S-8, No. 333-65335
Form S-3, No. 333-81576
Form S-3, No. 333-88850
Form S-3, No. 333-87226
Form S-8, No. 333-105095
Form S-8, No. 333-105014
Form S-8, No. 333-105876
Form S-8, No. 333-104973
Form S-8, No. 333-110247
Form S-8, No. 333-101199
/s/ Ernst & Young LLP

New York, New York February 5, 2003

QuickLinks

CONSENT OF ERNST & YOUNG LLP